UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2023

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	83-1887078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660

Vancouver, Washington 98660

(Address of principal executive offices, including zip code)

(360) 980-8524

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

On September 19, 2023, CytoDyn Inc. (the "Company") received notice from the Company’s current independent registered public accounting firm, Macias Gini & O’Connell LLP (“MGO”), informing the Company that MGO declined to stand for re-election as the Company’s fiscal year 2024 registered public accounting firm. The Company’s Audit Committee had considered, but had not formally taken action regarding, a change in the Company’s independent registered public accounting firm prior to September 19, 2023.

The audit reports of MGO on the Company’s financial statements for the fiscal years ended May 31, 2022 and May 31, 2023, included in its Annual Reports on Form 10-K filed on August 15, 2022, and September 14, 2023, respectively, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for the expression, in MGO’s audit reports dated August 15, 2022, and September 14, 2023, that there was substantial doubt as to the Company’s ability to continue as a going concern. During the fiscal years ended May 31, 2022 and May 31, 2023, as well as the subsequent interim period, there have been no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K), between the Company and MGO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MGO, would have caused MGO to make reference to the subject matter of the disagreements in connection with its reports.

Other than the material weaknesses described in MGO’s opinion on the Company’s internal control over financial reporting dated August 15, 2022, that was included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2022, which report concluded that the Company’s internal control over financial reporting was ineffective as of that date, and as further described in Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2023, in which the Company’s management concluded that, following remediation efforts during the 2023 fiscal year, the Company’s internal control over financial reporting was effective as of May 31, 2023, there were no “reportable events” under Item 304(a)(1)(v) of Regulation S-K that occurred or were identified during the Company’s two most recent fiscal years ended May 31, 2022 and May 31, 2023, or during the subsequent interim period through September 19, 2023. The material weaknesses related to the accounting treatment of certain equity transactions and the design and operating effectiveness of the Company’s information technology general controls. See Part II, Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2023, for additional information regarding the material weaknesses.

The Company provided MGO with a copy of this current report prior to its filing with the Securities and Exchange Commission (the "SEC") and requested that MGO furnish a letter addressed to the SEC stating whether or not MGO agrees with the statements noted above. A copy of this letter, dated September 25, 2023, from MGO is filed as Exhibit 16.1 to this current report.

The Company’s Audit Committee is in the process of selecting our new independent registered public accounting firm and will disclose the selection when made.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is filed as part of this report.

Exhibit Number Description

9

16.1	Letter, dated September 25, 2023, from Macias Gini & O’Connell LLP to the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYTODYN INC.

Date: September 25, 2023	By	/s/ Antonio Migliarese
Antonio Migliarese
Chief Financial Officer and Interim President